SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

DALEEN TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

 ☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 29, 2002

Dear Daleen Stockholders,

      You are cordially invited to attend the Annual Meeting of Stockholders of Daleen Technologies, Inc. (the “Company”) to be held on Tuesday, June 11, 2002. The meeting will begin promptly at 10:00 a.m. local time, at the Company’s headquarters, 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487.

      At this meeting, you will be asked to vote upon a proposal to elect three nominees to serve as directors of the Company (Proposal 1) and a proposal to approve and adopt the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan (Proposal 2).

      The notice of the meeting and proxy statement on the following pages contain information on the formal business of the meeting. We urge you to read the entire proxy statement carefully.

      Your Board of Directors has appointed a nominating committee and the committee has evaluated and recommended certain individuals for membership on the Company’s Board of Directors. Your Board of Directors has approved the committee’s recommendation and has nominated these individuals for election as directors. Your Board of Directors has also approved and has determined that the 2001 Broad-Based Stock Incentive Plan is fair to, and in the best interest of the Company and its stockholders. The Board of Directors recommends that you vote FOR each of the proposals set forth in the attached proxy statement.

      Whether or not you expect to attend the meeting, please complete, sign, date and promptly return your proxy card in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting, you will have the opportunity to revoke your proxy and vote in person.

      The continuing interest of our stockholders in the business of the Company is gratefully appreciated. We hope many will attend the meeting.

Sincerely,

JAMES DALEEN
Chairman of the Board, President and
Chief Executive Officer

EXECUTIVE OFFICES: 902 CLINT MOORE ROAD, SUITE 230, BOCA RATON, FL 33487

PHONE: (561) 999-8000 FACSIMILE: (561) 999-8080 HTTP://WWW.DALEEN.COM

DALEEN TECHNOLOGIES, INC.

902 Clint Moore Road, Suite 230
Boca Raton, Florida 33487
(561) 999-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2002

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Daleen Technologies, Inc. (the “Company”) will be held at the Company’s headquarters, 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487, at 10:00 a.m. local time, on June 11, 2002, to consider and act upon:

1. a proposal to elect three nominees to serve as directors of the Company;

2. a proposal to approve and adopt the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan; and

3. such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 19, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487, and at the time and place of the meeting during the whole time of the meeting.

By Order of the Board of Directors,

JEANNE PRAYTHER
Secretary

April 29, 2002

Boca Raton, Florida

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN SUCH PROXY CARD IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

DALEEN TECHNOLOGIES, INC.

902 Clint Moore Road, Suite 230
Boca Raton, Florida 33487
(561) 999-8000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

Stockholders Meeting

      This proxy statement and the enclosed proxy card are furnished on behalf of the Board of Directors of Daleen Technologies, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), for use at the Annual Meeting of Stockholders to be held on June 11, 2002, at 10:00 a.m., Eastern time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s headquarters, 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487. We intend to mail this proxy statement and the accompanying proxy card on or about April 29, 2002, to all stockholders entitled to vote at the Annual Meeting.

Proposals

      At the Annual Meeting, we will request that the stockholders consider and vote upon each of the following proposals:

      Election of Directors (Proposal 1). Proposal 1 is to elect two directors to our Board of Directors to serve a term expiring at the 2005 annual meeting of stockholders and to elect one director to our Board of Directors to serve a term expiring at the 2004 annual meeting of stockholders.

      Approve the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan (Proposal 2). Proposal 2 is to approve and adopt the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan. This plan was established to promote the interests of the Company by providing employees and key persons the opportunity to acquire shares of common stock and to receive compensation based upon appreciation in the value of those shares.

Stockholders Entitled to Vote and Quorum

      Only holders of record of our common stock and Series F convertible preferred stock (“Series F preferred stock”) at the close of business on April 19, 2002 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. Pursuant to our Certificate of Incorporation, the holders of our outstanding common stock and Series F preferred stock are entitled to vote together as a single class on each matter to be voted on at the Annual Meeting. At the close of business on the Record Date, we had outstanding and entitled to vote 23,532,081 shares of common stock and 234,362 shares of Series F preferred stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each holder of record of Series F preferred stock on such date will be entitled to 100 votes for each share held on all matters to be voted upon at the Annual Meeting and will vote with the holders of common stock as a single class. As a result, an aggregate of 46,968,281 votes are eligible to be cast on each of the proposals at the Annual Meeting. The holders of a majority of the total shares of common stock and Series F preferred stock (voting on a

100 for 1 basis) outstanding on the Record Date, whether present at the Annual Meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns the enclosed proxy card will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the stockholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically includes the election of directors and the approval of a stock incentive plan where the issuance of stock for such plan is less than 5% of the outstanding shares of the class, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

Counting of Votes

      The purpose of the Annual Meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting of Stockholders and set forth in this Proxy Statement. The shares represented by each proxy card will be voted in accordance with the stockholder’s directions. A quorum must be present at the Annual Meeting, including representation by proxy.

      Election of Directors (Proposal 1). The enclosed proxy card provides a means for a stockholder to vote for all of the nominees for director listed thereon or to withhold authority to vote for one or more of such nominees. Our bylaws provide that directors are elected by a plurality of the votes cast. Accordingly, the withholding of authority by a stockholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

      Approval and Adoption of Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan (Proposal 2). The accompanying proxy card also provides a means for a stockholder to vote for, against, or abstain from voting on the approval and adoption of the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan. Each proxy will be voted in accordance with the stockholder’s directions. The affirmative vote of a majority of the shares of common stock and Series F preferred stock (voting on a 100 for 1 basis and with the common stock as a single class) present in person or represented by a proxy and entitled to vote on Proposal 2 is required for the approval of such proposal. Abstentions with respect to Proposal 2 will have the same effect as a vote against such proposal. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to such proposals, but they will have the effect of reducing the number of affirmative votes required to approve Proposal 2, because they reduce the number of shares present or represented from which a majority is calculated.

      Other Matters. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of common stock and Series F preferred stock (voting on a 100 for 1 basis and with the common stock as a single class) present in person or represented by a proxy and entitled to vote at the meeting.

Proxies

      Proxies for use at the Annual Meeting are being solicited by our Board of Directors from our stockholders. The cost of this solicitation will be borne by the Company. We expect to make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of the shares. We will reimburse such persons for their reasonable out-of-pocket expenses in forwarding the material.

      There is a proxy card for common stock and a proxy card for Series F preferred stock. We have enclosed a proxy card that represents your shares. When the enclosed proxy card is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed proxy card will be voted in favor of the nominees for election to the Board of Directors as set forth in Proposal 1 and in favor of Proposal 2. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or will not serve, and matters incident to the conduct of the Annual Meeting. The proxy also confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy card may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy card with a later date; or (iii) voting in person at the Annual Meeting.

      If you have any questions, please call our corporate secretary, Jeanne Prayther, at (561) 999-8000.

      Our executive offices are located at 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487, and our telephone number is (561) 999-8000.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth the amount and percent of shares of common stock and Series F preferred stock as a class that, as of April 1, 2002, are deemed under the rules of the Commission to be “beneficially owned” by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to us as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of common stock of the Company, by each of our executive officers, by each member of our Board of Directors, by each nominee to become a member of the Board of Directors, and by all of our directors and executive officers as a group. The following information is based upon information provided to the Company or filed with the Commission by the stockholders.

				Series F
	Common Stock			Convertible Preferred Stock
	Beneficially Owned			Beneficially Owned

	Number		Percentage	Number		Percentage
	of		of	of		of
Name of Beneficial Owner(1)	Shares		Class(2)	Shares		Class(3)

HarbourVest Partners V — Direct Fund L.P.(4)	5,068,063	(5)	20.45%	—		—
HarbourVest Partners VI — Direct Fund L.P.(4)	15,452,616	(6)	39.64%	126,195	(7)	46.67%
SAIC Venture Capital Corporation(8)	13,836,046	(9)	39.39%	94,646	(10)	36.21%
St. Paul Venture Capital IV, L.L.C. (11)	795,566		3.38%	—		—
St. Paul Venture Capital Affiliates Fund I, L.L.C.(11)	22,497		*	—		—
St. Paul Venture Capital VI, LLC(11)	3,090,523	(12)	11.61%	25,239	(13)	10.45%
ABS Ventures IV, L.P.(14)	3,180,967	(15)	12.21%	20,633	(16)	8.59%

				Series F
	Common Stock			Convertible Preferred Stock
	Beneficially Owned			Beneficially Owned

	Number		Percentage	Number		Percentage
	of		of	of		of
Name of Beneficial Owner(1)	Shares		Class(2)	Shares		Class(3)

ABX Fund, L.P.(14)	564,006	(17)	2.34%	4,606	(18)	1.95%
Halifax Fund, L.P.	2,317,862	(19)	8.97%	18,929	(20)	7.89%
Baystar Capital, L.P.(21)	2,317,862	(22)	8.97%	18,929	(23)	7.89%
Baystar International Ltd.(21)	772,662	(24)	3.18%	6,310	(25)	2.67%
Royal Wulff Ventures, LLC	1,545,323	(26)	6.16%	12,620	(27)	5.30%
Mohammad Aamir	1,383,660	(28)	5.79%	—		—
James Daleen	1,156,900	(29)	4.87%	—		—
Jeanne Prayther	14,452	(30)	*	—		—
Steven Kim	26,618	(31)	*	—		—
David McTarnaghan	112,060	(32)	*	—		—
Ofer Nemirovsky(4)	20,520,679	(33)	51.00%	126,195	(34)	46.67%
Daniel J. Foreman	886,677	(35)	3.77%	—		—
Paul G. Cataford	300		*	—		—
Stephen J. Getsy	63,423	(36)	*	—		—
Paula J. Hilbert	16,500	(37)	*	—		—
All current directors and executive officers as a group (9 persons)	22,797,609	(38)	56.12%	126,195	(39)	46.67%

*	Less than 1% of the outstanding common stock.

(1)	Except as set forth herein, the street address of the named beneficial owner is c/o Daleen Technologies, Inc., 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487.

(2)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (i) 23,532,081 shares of common stock outstanding as of April 1, 2002, (ii) shares of common stock issuable by us pursuant to options or warrants held by the respective person or group which may be exercised within 60 days following April 1, 2002 (“Presently Exercisable Options”), and (iii) shares of common stock issuable by us upon conversion of shares of Series F preferred stock held by the respective person or group, including shares of Series F preferred stock issuable upon exercise of warrants (“Series F warrants”) held by such person or group. The common stock warrants, shares of Series F preferred stock, Series F warrants and the Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such warrant and options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(3)	For purposes of calculating the percentage beneficially owned, the number of shares of Series F preferred stock deemed outstanding includes (i) 234,362 shares of Series F preferred stock outstanding on April 1, 2002, and (ii) shares of Series F preferred stock issuable by us upon exercise of Series F warrants held by the respective person or group. The shares of Series F preferred stock issuable upon exercise of Series F warrants are considered to be outstanding and to be beneficially owned by the person or group holding such warrant for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(4)	HarbourVest Partners, LLC is the managing member of the general partner of HarbourVest Partners V — Direct Fund L.P. and HarbourVest Partners VI – Direct Fund L.P. D. Brooks Zug and Edward W. Kane share the investment and voting power of HarbourVest Partners, LLC. Ofer Nemirovsky, a director of the Company, is a managing director of HarbourVest Partners, LLC and a member of the general partner of HarbourVest Partners V — Direct Fund L.P. and HarbourVest Partners VI — Direct Fund L.P. and therefore may be considered to share beneficial ownership of the shares held by HarbourVest Partners V — Direct Fund L.P. and HarbourVest Partners VI — Direct Fund L.P. Mr. Nemirovsky disclaims ownership of these shares. The street address of the named beneficial owner is One Financial Center, 44th Floor, Boston, MA 02111.

(5)	The shares include 1,250,000 shares of our common stock issuable upon exercise of a warrant held by HarbourVest Partners V — Direct Fund L.P.

(6)	The shares include (i) 11,037,548 shares of our common stock issuable upon the conversion of 90,139 shares of Series F preferred stock and (ii) 4,415,068 shares of our common stock issuable upon conversion of 36,056 shares of Series F preferred stock that may be acquired by HarbourVest Partners VI — Direct Fund, L.P. upon exercise of Series F warrants.

(7)	The shares include 36,056 shares of Series F preferred stock issuable upon exercise of Series F warrants held by HarbourVest Partners VI — Direct Fund, L.P.

(8)	SAIC Venture Capital Corporation is a wholly-owned subsidiary of Science Applications International Corporation, which controls the investment and voting power of SAIC Venture Capital Corporation. The street address of the named beneficial owner is 3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV 89109.

(9)	The shares include (i) 8,278,130 shares of our common stock issuable upon conversion of 67,604 shares of Series F preferred stock and (ii) 3,311,301 shares of our common stock issuable upon conversion 27,042 shares of Series F preferred stock that may be acquired by SAIC Venture Capital Corporation upon exercise of Series F warrants.

(10)	The shares include 27,042 shares of Series F preferred stock issuable upon exercise of Series F warrants held by SAIC Venture Capital Corporation.

(11)	St. Paul Fire and Marine Insurance Company (“SPFM”) owns 99% of St. Paul Venture Capital IV, LLC (“SPVC IV”) and St. Paul Venture Capital VI, LLC (“SPVC VI”). SPFM is a wholly-owned subsidiary of The St. Paul Companies, Inc. (“The St. Paul”). The St. Paul owns 79% of St. Paul Venture Capital, Inc., the manager of St. Paul Venture Capital Affiliates Fund I, LLC (“Affiliates”). Therefore, The St. Paul may be deemed to beneficially own the shares held by SPVC IV, SPVC VI and Affiliates and SPFM may be deemed to beneficially own the shares held by SPVC IV and SPVC VI. The street address of the named beneficial owners is 10400 Viking Dr. Suite 550 Eden Prairie, MN 55344.

(12)	The shares include (i) 2,207,534 shares of our common stock issuable upon the conversion of 18,028 shares of Series F preferred stock and (ii) 882,989 shares of our common stock issuable upon conversion of 7,211 shares of Series F preferred stock that may be acquired by SPVC VI upon exercise of Series F warrants.

(13)	The shares include 7,211 shares of Series F preferred stock issuable upon exercise of Series F warrants held by SPVC VI.

(14)	ABS Ventures IV, L.P. (“ABS”) and ABX Fund, L.P. (“ABX”) may be deemed to be under common control. Bruns Greyson and Philip Bleche are the managing members of the respective general partner to each ABS and ABX and control the investment and voting power of each of ABS and ABX. The street address of the named beneficial owners is 1 South Street Suite 2150 Baltimore, MD 21202-3220.

(15)	The shares include (i) 1,804,763 shares of our common stock issuable upon conversion of 14,738 shares of Series F preferred stock and (ii) 721,845 shares of our common stock issuable upon conversion 5,895 shares of Series F preferred stock that may be acquired by ABS upon exercise of Series F warrants.

(16)	The shares include 5,895 shares of Series F preferred stock issuable upon exercise of Series F warrants held by ABS.

(17)	The shares include (i) 402,861 shares of our common stock issuable upon the conversion of 3,290 shares of Series F preferred stock and (ii) 161,145 shares of our common stock issuable upon conversion of 1,316 shares of Series F preferred stock that may be acquired by ABX upon exercise of Series F warrants.

(18)	The shares include 1,316 shares of Series F preferred stock issuable upon exercise of Series F warrants held by ABX.

(19)	The shares include (i) 1,655,651 shares of our common stock issuable upon the conversion of 13,521 shares of Series F preferred stock and (ii) 662,211 shares of our common stock issuable upon conversion of 5,408 shares of Series F preferred stock that may be acquired by Halifax Fund, L.P. upon exercise of Series F warrants. Jeffrey Devers, the managing member of the investment advisor and the managing member of the general partner of Halifax Fund, L.P., controls the investment and voting power of Halifax Fund, L.P. The street address of the named beneficial owner is 195 Maplewood Avenue Maplewood, NJ 07040.

(20)	The shares include 5,408 shares of Series F preferred stock issuable upon exercise of Series F warrants held by Halifax Fund, L.P.

(21)	The sole general partner of BayStar Capital, L.P., a Delaware limited partnership, is BayStar Management, LLC. The Investment Manager of BayStar International, Ltd., a British Virgin Islands corporation, is BayStar International Management, LLC. Both BayStar Management, LLC and Baystar International Management, LLC are owned equally by NorthBay Partners, LLC a Wisconsin limited liability company and MarinView Capital, LLC, a Delaware limited liability company. Michael Roth and Brian Stark share the investment and voting power of BayStar Capital, L.P. and BayStar International Ltd. The street address of the named beneficial owner is 1500 W. Market Street, Suite 200, Mequon, WI 53092.

(22)	The shares include (i) 1,655,651 shares of our common stock issuable upon the conversion of 13,521 shares of Series F preferred stock and (ii) 662,211 shares of our common stock issuable upon conversion of 5,408 shares of Series F preferred stock that may be acquired by BayStar Capital, L.P. upon exercise of Series F warrants.

(23)	The shares include 5,408 shares of Series F preferred stock issuable upon exercise of Series F warrants held by Baystar Capital, L.P.

(24)	The shares include (i) 551,884 shares of our common stock issuable upon the conversion of 4,507 shares of Series F preferred stock and (ii) 220,778 shares of our common stock issuable upon conversion of 1,803 shares of Series F preferred stock that may be acquired by BayStar International Ltd. upon exercise of Series F warrants.

(25)	The shares include 1,803 shares of Series F preferred stock issuable upon exercise of Series F warrants held by Baystar International Ltd.

(26)	The shares include (i) 1,103,767 shares of our common stock issuable upon the conversion of 9,014 shares of Series F preferred stock and (ii) 441,556 shares of our common stock issuable upon conversion of 3,606 shares of Series F preferred stock that may be acquired by Royal Wulff Ventures, LLC upon exercise of Series F warrants. Robert E. Cook and Paula J. Brooks share the investment and voting power of Royal Wulff Ventures, LLC. The street address of the named beneficial owner is 572 Park Avenue, Park City, Utah 84060.

(27)	The shares include 3,606 shares of Series F preferred stock issuable upon exercise of Series F warrants held by Royal Wulff Ventures, LLC.

(28)	The shares include 358,950 shares of our common stock issuable upon exercise of a warrant. The street address of the named beneficial owner is 1480342 Ontario Inc., 55 York Street, Suite 1500, Toronto, Ontario M5J 1R7.

(29)	The shares include 901,945 shares held by J.D. Investment Limited Partnership (“JDLP”). Mr. Daleen is the President of J.D. Management, Inc., the managing general partner of JDLP. Also includes 204,931 shares issuable upon exercise of Presently Exercisable Options, 48,220 shares held by the James Daleen Irrevocable Trust and 1,804 shares held by Mr. Daleen’s wife. Mr. Daleen disclaims beneficial ownership of the shares held by JDLP, the trust and his wife.

(30)	The shares include 13,752 shares issuable upon exercise of Presently Exercisable Options.

(31)	The shares include 26,618 shares issuable upon exercise of Presently Exercisable Options.

(32)	Mr. McTarnaghan became an executive officer of the Company on January 1, 2002. Includes 112,060 shares issuable upon exercise of Presently Exercisable Options.

(33)	The shares include (i) 3,818,063 shares of our common stock owned by HarbourVest Partners V – Direct Fund L.P., (ii) 1,250,000 shares of our common stock issuable upon exercise of a warrant held by HarbourVest Partners V – Direct Fund L.P., (iii) 11,037,548 shares of our common stock issuable upon the conversion of 90,139 shares of Series F preferred stock held by HarbourVest Partners VI – Direct Fund L.P., and (iv) 4,415,068 shares of our common stock issuable upon conversion of 36,056 shares of Series F preferred stock that may be acquired upon exercise of Series F warrants held by HarbourVest Partners VI – Direct Fund L.P. Mr. Nemirovsky disclaims beneficial ownership of these shares.

(34)	The shares include 36,056 shares of Series F preferred stock issuable upon exercise of Series F warrants held by HarbourVest Partners VI – Direct Fund L.P. Mr. Nemirovsky disclaims beneficial ownership of these shares.

(35)	The shares include 620,669 shares of our common stock held by ABN AMRO Inc., 224,614 shares of our common stock held by I Eagle Trust and 41,394 shares of our common stock held by Burnham Capital, LLC. I Eagle Trust and Burnham Capital, LLC are affiliates of ABN AMRO Inc. Mr. Foreman is a managing director of ABN AMRO Inc. and therefore may be considered to share beneficial ownership of these shares.

(36)	The shares include 50,973 shares of our common stock held by the Stephen Getsy Living Trust. Also includes 12,450 shares of our common stock issuable upon exercise of Presently Exercisable Options.

(37)	The shares include 16,500 shares of our common stock issuable upon exercise of Presently Exercisable Options.

(38)	The shares include (i) 1,250,000 shares of our common stock issuable upon exercise of a warrant (ii) 11,037,548 shares of our common stock issuable upon the conversion of 90,139 shares of Series F preferred stock, (iii) 4,415,068 shares of our common stock issuable upon conversion of 36,056 shares of Series F preferred stock that may be acquired upon exercise of Series F warrants and (iv) 386,311 shares issuable upon exercise of Presently Exercisable Options. See the preceding footnotes for an explanation of the beneficial ownership of such shares of common stock, Series F preferred stock, Series F warrants and Presently Exercisable Options.

(39)	The shares include 36,056 shares of Series F preferred stock that may be acquired upon exercise of Series F warrants. See footnote (34) above.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

      Our Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The Board is currently comprised of two Class I directors (Paul G. Cataford and Paula J. Hilbert), one Class II director (Daniel J. Foreman), and three Class III directors (James Daleen, Ofer Nemirovsky and Stephen J. Getsy). The terms of the Class III directors expire at the Annual Meeting. The terms of the Class I directors and Class II directors will expire upon the election and qualification of successor directors at the 2003 and 2004 annual meeting of stockholders, respectively. In order to make the number of directors in each class equal in number, the Nominating Committee of the Board of Directors and the Board of Directors have recommended that two directors be elected as Class III directors for a three-year term expiring at the 2005 annual meeting of stockholders and one director be elected as a Class II director for a two-year term expiring at the 2004 annual meeting of stockholders. Based on the recommendation of the Nominating Committee, the Board of Directors has nominated James Daleen and Ofer Nemirovsky as Class III directors and Stephen J. Getsy as a Class II director.

      Our bylaws provide that each class of directors will be elected by a plurality of all votes cast at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each nominee. In the event that a nominee should be unavailable for election, such shares will be voted for the election of such substitute nominee as the Nominating Committee and the Board of Directors may select. Alternatively, the Board of Directors may choose to leave such vacancy open or fill the vacancy subsequent to the Annual Meeting. Each of the nominees currently is a member of our Board of Directors and has consented to serve as a director if elected. There are no family relationships among any of the directors or director nominees of the Company. Management has no reason to believe that any of the nominees will be unable to serve.

      The Nominating Committee has evaluated each nominee and recommended that the Board of Directors nominate each of the nominees for election to the Company’s Board of Directors. The Board of Directors recommends a vote FOR each named nominee.

Information Concerning the Directors

      The name and age, principal occupation or employment, and other data regarding each director, including nominees for director, based on information received from the respective director, are set forth below:

Nominees to Serve as Class III Directors until the 2005 annual meeting pursuant to the recommendation of the Company’s Nominating Committee:

James Daleen, age 42, our founder, has served as chairman of the board and chief executive officer of the Company since our inception in 1989, and has served as president since January 2002. Mr. Daleen served as president and chief executive officer of Sound Impulse Company, an electrical construction company, from 1983 until 1995.

Ofer Nemirovsky, age 44, has served as a director of the Company since September 1997. Mr. Nemirovsky has been a managing director and member of HarbourVest Partners, LLC since January 1997. HarbourVest Partners, LLC was formed by the management team of Hancock Venture Partners, of which Mr. Nemirovsky had served in various capacities, including managing director and vice president, since 1986.

Nominee to Serve as Class II Director until the 2004 annual meeting pursuant to the recommendation of the Company’s Nominating Committee:

Stephen J. Getsy, age 57, has served as a director of the Company since October 1997. Mr. Getsy has been the president and chief executive officer of On-Line Ventures, Inc., a business consulting and investment company, since November 1993.

Continuing Directors

The directors of the Company continuing in office as Class I Directors, elected to serve until the 2003 annual meeting, are as follows:

Paul G. Cataford, age 38, has served as a director of the Company since August 1998. Mr. Cataford has been an independent consultant providing business advice and consulting services since February 2002. Mr. Cataford served as the executive managing director of BMO Nesbitt Burns Equity Partners, a private equity investment company, from July 2001 until February 2002. From July 1997 until July 2001, Mr. Cataford served as managing director and president of BCE Capital, Inc., a management company charged with all venture capital activities of Bell Canada. From August 1994 until July 1997, Mr. Cataford was the team leader and senior investment manager of Working Ventures Canadian Fund, a venture capital fund. Mr. Cataford also serves on the board of directors of Sierra Wireless Inc.

Paula J. Hilbert, age 46, has served as a director of the Company since October 2000. Ms. Hilbert has worked for AT&T since 1979 in various management capacities. Since July 2000 she has served as vice president of customer relationship management for AT&T Business Services.

The director of the Company continuing in office as a Class II Director, elected to serve until the 2004 annual meeting, is as follows:

Daniel J. Foreman, age 43, has served as a director of the Company since July 1998. Mr. Foreman has served as a managing director of ABN AMRO, Inc., an investment firm, since October 1997. Mr. Foreman served as the vice president of investments and acquisitions for Ameritech Corporation, a communications company, from October 1987 to October 1997.

Meetings of the Board of Directors

      During 2001, our Board of Directors held 20 meetings. During intervals between meetings, the directors engage in informal discussions among themselves and with management of the Company, and in some instances, take action by consent in lieu of meeting. In 2001, our Board of Directors took action by unanimous written consent one time. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served.

Committees of the Board of Directors

      The Compensation Committee of the Board of Directors, which currently consists of Mr. Getsy, the chairman, and Ms. Hilbert and Mr. Nemirovsky, held four meetings during 2001. Ms. Hilbert replaced Neil E. Cox as a member of the Compensation Committee after Mr. Cox’s resignation from the Board of Directors in June 2001. Each of the members of the Compensation Committee was a member of the Board of Directors during 2001 and none of the members is an executive officer of the Company. The Compensation Committee reviews and evaluates the compensation and benefits of all of our officers, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock incentive plans.

      The Audit Committee of the Board of Directors, which currently consists of Mr. Foreman, the chairman, and Messrs. Cataford and Nemirovsky, held six meetings during 2001. William A. Roper, Jr., a former director of the Company, served on the Audit Committee until his resignation from the Board of Directors in March 2002. Mr. Nemirovsky was elected to the Audit Committee effective upon Mr. Roper’s resignation. The Audit Committee reviews the scope and timing of our audit services and any other services our independent auditors are asked to perform. In addition, the Audit Committee reviews and evaluates our audit and control functions and makes recommendations to our Board of Directors for the selection of independent auditors for the following year.

      The Nominating Committee, which consists of Ms. Hilbert, the chairperson, and Messers. Foreman and Cataford, was formed by the Company in February 2002. The Nominating Committee evaluates and recommends individuals for membership on the Company’s Board of Directors. While our Nominating Committee and Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from our stockholders for nominees nor, subject to the procedural requirements set forth in our Certificate of Incorporation and our bylaws, has it established any procedures for this purpose.

Report of the Audit Committee

      Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and the members do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

      As set forth in more detail in the Audit Committee Charter, which was attached as Appendix F to the Company’s proxy statement for the 2001 annual meeting of stockholders, the Audit Committee’s primary responsibilities include:

•	monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	monitoring the independence and performance of the Company’s independent auditors; and

•	providing an avenue of communication among the independent auditors, management and the Board of Directors.

      The Audit Committee recommends the selection of the Company’s independent auditors to the Board of Directors and meets with the Company’s independent auditors to discuss the scope and to review the results of the annual audit as well as the results of the independent auditor’s quarterly reviews.

      The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Audit Committee met six times during 2001.

      Each of the directors who serve, or served, on this committee are “Independent” for purposes of the National Association of Securities Dealers, Inc.’s listing standards. That is, the Board of Directors has determined that each of the members of the Audit Committee does not have any relationship to the Company that may interfere with the Audit Committee’s independence from the Company and its management.

      The Audit Committee has reviewed the Company’s consolidated financial statements and met with both management and KPMG LLP, the Company’s independent auditors, to discuss those consolidated financial statements, including the independent auditor’s delivery of a going concern paragraph in its report of our audited consolidated financial statements as of and for the year ended December 31, 2001. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit Committee has received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee has also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Commission.

Audit Committee

Daniel J. Foreman (Chairman)
Paul G. Cataford
Ofer Nemirovsky

Compensation of Directors

      Neither employee nor non-employee directors receive compensation for services performed in their capacity as directors except as provided below. We reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees. In addition, it is our policy that non-employee directors who are not employed by venture capital firms with investments in the Company are eligible to receive options to purchase our common stock under our Amended & Restated 1999 Stock Incentive Plan and our 2001 Broad-Based Stock Incentive Plan. We generally issue to these non-employee directors options to purchase 50,000 shares of common stock upon initial election to our Board of Directors or their becoming otherwise eligible for the option grant and 15,000 options per year thereafter. From time to time directors may participate in receiving special grants that are offered to all the Company’s employees. The disinterested members of our Board of Directors determine the vesting schedule for options granted to non-employee directors. During 2001, Mr. Cataford was issued 50,000 options in December 2001 because he became an independent director upon his resignation as an officer of BCE Capital, Inc. in July 2001. He was also issued 7,500 options in December 2001 as a pro rata portion of the 2001 yearly grant because he became eligible in mid-year. Ms. Hilbert was issued 15,000 options in January 2001 for the 2000 yearly grant, 50,000 options in July 2001 as a special grant issued to all eligible directors, and 15,000 options in December 2001 for the 2001 yearly grant. Mr. Getsy was issued 15,000 options in January 2001 for the 2000 yearly grant, 50,000 options in

July 2001 as a special grant issued to all eligible directors and 15,000 options in December 2001 for the 2001 yearly grant.

Executive Compensation

      Summary Compensation Table. The following table presents the total compensation for the three years ended December 31, 2001, for our chairman, president and chief executive officer and our three other executive officers who were serving as executive officers at the end of the fiscal year and one additional person who was an executive officer during 2001 but was not serving as an executive officer at the end of the fiscal year (collectively, the “Named Executive Officers”).

					Long Term
					Compensation
	Annual Compensation
					Number of
				Other	Securities		All
				Annual	Underlying		Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options		Compensation(2)

James Daleen	2001	$328,900	$—	—	410,000		$3,786	(3)
Chairman of the Board,	2000	328,900	180,895	—	72,500		3,611	(3)
President and Chief	1999	286,000	214,500	—	125,000		2,587	(3)
Executive Officer
Steven Kim(4)	2001	$199,712	$—	—	245,000		$3,665	(5)
Executive Vice President	2000	124,500	86,371	—	106,472		38,906	(5)
of Products and	1999	—	—	—	—		—
Technologies
Jeanne Prayther(6)	2001	$151,625	$—	—	174,017		$3,063	(7)
Chief Financial Officer	2000	45,438	27,376	—	55,009		5,627	(7)
and Secretary (formerly	1999	—	—	—	—		—
vice president of accounting and finance)
David B. Corey(8)	2001	$253,000	$—		240,000	(9)	$175,266	(10)
Former President and	2000	253,000	123,338	—	48,500	(9)	3,611	(10)
Chief Operating Officer	1999	220,000	165,000	—	79,000	(9)	2,587	(10)
Stephen M. Wagman(11)	2001	$152,308	$20,769	—	—	(12)	$20,263	(13)
Former Chief Financial	2000	220,000	113,226	—	—		2,200	(13)
Officer, Treasurer and	1999	93,500	57,288	—	—		49,058	(13)
Secretary

(1)	In accordance with the rules of the Commission, other compensation received in the form of perquisites and personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officers for such year.

(2)	All other compensation for each of the Named Executive Officers includes, among other things, the dollar value of insurance premiums paid by the Company with respect to term life insurance. There is no arrangement or understanding that any Named Executive Officer or other officer has or will receive or be allocated an interest in any cash surrender value under any such policies.

(3)	All other compensation for Mr. Daleen in 1999 includes payment of $2,500 in 401(k) Plan matching contributions and $87 related to term life insurance premiums; in 2000 includes payment of $3,500 in 401(k) Plan matching contributions and $111 related to term life insurance premiums; and in 2001 includes payment of $3,675 in 401(k) Plan matching contributions and $111 related to term life insurance premiums.

(4)	Mr. Kim commenced employment with the Company on April 24, 2000.

(5)	All other compensation for Mr. Kim in 2000 includes payment of $38,850 in relocation costs and $56 related to term life insurance premiums; and in 2001 includes payments of $3,554 in 401(k) Plan matching contributions and $111 related to term life insurance premiums.

(6)	Ms. Prayther commenced employment with the Company on June 20, 2000.

(7)	All other compensation for Ms. Prayther in 2000 includes payment of $5,000 in relocation costs, $581 in 401(k) Plan matching contributions and $46 related to term life insurance premiums; and in 2001 includes payment of $2,952 in 401(k) Plan matching contributions and $111 related to term life insurance premiums.

(8)	Mr. Corey resigned as president and chief operating officer and as a director of the Company effective on December 31, 2001.

(9)	Mr. Corey’s options expired 90 days after his resignation on December 31, 2001.

(10)	All other compensation for Mr. Corey in 1999 includes payment of $2,500 in 401(k) Plan matching contributions and $87 related to term life insurance premiums; in 2000 includes payment of $3,500 in 401(k) Plan matching contributions and $111 related to term life insurance premiums; and in 2001 includes payment of $171,480 in relocation costs, $3,675 in 401(k) Plan matching contributions and $111 related to term life insurance premiums.

(11)	Mr. Wagman resigned as chief financial officer of the Company effective on August 31, 2001.

(12)	Mr. Wagman’s options expired 90 days after his resignation on August 31, 2001.

(13)	All other compensation for Mr. Wagman in 1999 includes payment of $48,611 in relocation costs, $401 in 401(k) Plan matching contributions and $46 in term life insurance premiums; in 2000 includes payment of $2,089 in 401(k) Plan matching contributions and $111 related to term life insurance premiums; and in 2001 includes payment of $16,772 in unused vacation, $3,417 in 401(k) Plan matching contributions and $74 related to term life insurance premiums.

Option Grants in Last Fiscal Year

      The following table sets forth all individual grants of stock options during the year ended December 31, 2001, to each of the Named Executive Officers:

Individual Grants

					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(1)
	Option	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	Per Share	Date	5%	10%

James Daleen	60,000	1.46%	$1.88	1/10/11	$70,939	$179,774
	250,000	6.09%	0.88	7/18/11	138,357	350,623
	50,000	1.22%	0.35	12/31/11	11,006	27,890
	50,000	1.22%	0.35	12/31/11	11,006	27,890
Steven Kim	30,000	0.73%	1.88	1/10/11	35,470	89,887
	22,625	0.55%	0.85	4/27/11	12,094	30,650
	127,375	3.10%	0.88	7/18/11	70,493	178,643
	16,250	0.40%	0.35	12/31/11	3,577	9,064
	48,750	1.19%	0.35	12/31/11	10,731	27,193

						Potential Realizable
						Value at Assumed
	Number of	Percent of				Annual Rates of stock
	Securities	Total Options				Price Appreciation
	Underlying	Granted to	Exercise or			for Option Term(1)
	Option	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	Per Share	Date		5%	10%

Jeanne Prayther	10,017	0.24%	$1.88	1/10/11		$11,843	$30,013
	21,625	0.53%	0.85	4/27/11		11,560	29,295
	77,375	1.89%	0.88	7/18/11		42,821	108,518
	16,250	0.40%	0.35	12/31/11		3,577	9,064
	48,750	1.19%	0.35	12/31/11		10,731	27,193
David B. Corey	40,000	0.98%	1.88	3/31/02	(2)	—	—
	7,542	0.18%	0.85	3/31/02	(2)	—	—
	15,083	0.37%	0.85	3/31/02	(2)	—	—
	177,375	4.32%	0.88	3/31/02	(2)	—	—
Stephen M. Wagman	30,000	0.73%	1.88	11/29/01	(3)	—	—
	7,542	0.18%	0.85	11/29/01	(3)	—	—
	15,083	0.37%	0.85	11/29/01	(3)	—	—
	127,375	3.11%	0.88	11/29/01	(3)	—	—

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.

(2)	Mr. Corey resigned from the Company effective on December 31, 2001. His options expired 90 days after such resignation.

(3)	Mr. Wagman resigned from the Company effective on August 31, 2001. His options expired 90 days after such resignation.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options and the value of the outstanding options held by the Named Executive Officers at December 31, 2001:

			Number of		Value of
			Securities Underlying		Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at Fiscal Year-End		at Fiscal Year-End(2)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

James Daleen	0	0	204,431	558,010	0	0
Steven Kim	0	0	26,618	324,854	0	0
Jeanne Prayther	0	0	13,752	215,274	0	0
David B. Corey(3)	0	0	262,376	339,501	0	0
Stephen M. Wagman(4)	0	0	0	0	0	0

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of our common stock at the time of such sale.

(2)	Based on the fair market value of our common stock as of December 31, 2001 of $0.35 per share as reported on the Nasdaq Stock Market, less the exercise price payable upon exercise of such options.

(3)	Mr. Corey’s options expired 90 days after his resignation on December 31, 2001.

(4)	Mr. Wagman’s options expired 90 days after his resignation on August 31, 2001.

Employment Agreements

      We entered into a five-year employment agreement with James Daleen, our chief executive officer, on December 1, 1994, which was amended on September 5, 1997 and March 1, 1999. Upon expiration of the initial term in December 1999, the agreement automatically renews for additional terms of three years each unless either party notifies the other of its intent to terminate the employment agreement. The employment agreement provides for a base salary to be determined by our Compensation Committee which may be increased annually, but not decreased. Mr. Daleen’s base salary was $328,900 in 2001 and is $328,900 in 2002. Mr. Daleen may also receive an annual bonus to be determined by our Compensation Committee, with the annual bonus targeted at 50% of Mr. Daleen’s base salary. The employment agreement also provides for option grants under our stock option plans or as determined by our Board of Directors. In the event of the termination of Mr. Daleen’s employment without substantial cause, Mr. Daleen is entitled to a severance payment equal to two years’ base salary in effect at the time of termination and a pro rated performance bonus. In the event of a change of control of the Company, Mr. Daleen will, for a period of two years after such event, have the right to resign and receive a change of control payment. This payment will be equal to two years base salary and prorated performance bonus in addition to the payment of all related excise, federal or state income taxes incurred by the executive as a result of the lump sum cash payment.

      We entered into an employment agreement with Jeanne Prayther on June 9, 2000, which was amended on August 22, 2001 when Ms. Prayther became our chief financial officer and secretary. Ms. Prayther’s base salary for 2001 was $149,500, was increased to $174,500 on November 19, 2001 and is $174,500 in 2002. Ms. Prayther may also receive an annual bonus targeted at up to 25% of her base salary. The employment agreement also provides for option grants under our stock option plans as determined by our Compensation Committee. In the event of termination of her employment by the Company without cause, unless other employment with the Company or a subsidiary is offered or she voluntarily resigns, Ms. Prayther is entitled to a severance payment equal to the lesser of (i) six months salary plus one month salary for each year of employment or (ii) twelve months salary. We also entered into a retention bonus agreement with Ms. Prayther dated August 22, 2001. Ms. Prayther is entitled to receive a retention bonus of $37,500 on each of two retention dates (February 22, 2002 and August 22, 2002). In the event of termination resulting in severance benefits, Ms. Prayther is entitled to a prorated portion of the retention bonus.

      We entered into an employment agreement with Steven R. Kim, our executive vice president of products and technologies, in April 2000. The agreement may be terminated by either party at any time. Mr. Kim’s salary was $200,000 in 2001 and is $200,000 in 2002. Annual salary increases and stock option grants are determined by our Compensation Committee. Mr. Kim may also receive an annual bonus targeted at up to 50% of Mr. Kim’s base salary. In the event of termination of his employment agreement without cause, Mr. Kim is entitled to a severance payment equal to the lesser of (i) nine months salary plus one month salary for each year of employment or (ii) twelve months salary.

      Our executive officers and some of our other employees have signed invention assignment and confidentiality agreements as well as non-compete agreements. Under the invention assignment and confidentiality agreement, these individuals have assigned to us all of their copyrights, trade secrets and patent rights that relate to our business. Under the terms of the non-compete agreement, each of these individuals has agreed not to compete, directly or indirectly, with us in the billing and customer care industry during the term of their employment and for six months after termination of employment. Each also has agreed not to solicit our customers or employees, directly or indirectly, during the period of employment and for one year following termination of employment.

      Effective December 31, 2001, David B. Corey resigned as an employee and as a director of the Company and we entered into a severance and release agreement with Mr. Corey effective on such date. Under the terms of the severance and release Agreement, Mr. Corey is entitled to severance in the amount of twelve months base salary. During the severance period, Mr. Corey may not directly or indirectly engage in any conduct in direct competition with the business of the Company.

      Effective August 31, 2001, Stephen M. Wagman resigned as an employee and as chief financial officer, treasurer and secretary of the Company. The non-compete clause of Mr. Wagman’s Employment Agreement was waived and no severance arrangements were paid as a result of his resignation.

Stock Option and Other Compensation Plans

      2001 Broad-Based Stock Incentive Plan. We have established the 2001 Broad-Based Stock Incentive Plan (“2001 Broad-Based Plan”) to promote our interests by providing employees and key persons the opportunity to purchase shares of common stock and to receive compensation based upon appreciation in the value of those shares. Pursuant to rules of The Nasdaq Stock Market, the 2001 Broad-Based Plan, as approved by the Board of Directors, must issue more than a majority of the eligible options under the 2001 Broad-Based Plan to non-management employees. While the 2001 Broad-Based Plan is eligible to issue options, it must be approved by the stockholders of the Company, as described in this proxy statement, within 12 months of its adoption by the Board, or the options that have been issued will be non-qualified stock options for purposes of the Internal Revenue Code. We have reserved 2,000,000 shares of common stock for issuance under the 2001 Broad-Based Plan. As of December 31, 2001, options to purchase an aggregate of 1,802,750 shares of common stock were outstanding under the 2001 Broad-Based Plan and no shares of common stock have been issued upon exercise of options under the 2001 Broad-Based Plan. If we sell 80% or more of our capital stock or assets, or if we agree to convert 80% or more of the outstanding shares of capital stock into another security, and a participant is terminated for any reason other than for cause or if a participant is terminated as a result of constructive discharge, then the vesting schedule of each option grant for such participant will accelerate by two years. The vesting period for the options granted under the 2001 Broad-Based Plan is at the discretion of the Board of Directors. The vesting period for the options issued in 2001 under the 2001 Broad-Based Plan range from two to four years.

      Amended & Restated 1999 Stock Incentive Plan. We established the Amended & Restated 1999 Stock Incentive Plan (“1999 Plan”) to promote our interests by providing employees and key persons the opportunity to purchase shares of common stock and to receive compensation based upon appreciation in the value of those shares. We have reserved 8,790,145 shares of common stock for issuance under the 1999 Plan. As of December 31, 2001, options to purchase an aggregate of 2,818,542 shares of common stock were outstanding under the 1999 Plan and 181,937 shares of common stock had been issued upon exercise of options granted under the 1999 Plan. If we sell 80% or more of our capital stock or assets, or if we agree to convert 80% or more of the outstanding shares of capital stock into another security, then the vesting schedule of each option grant will accelerate by two years.

      Prior Stock Option Plans. We adopted six other stock option plans between 1994 and 1998. Some of these plans provided for incentive stock options within the meaning of Subsection 422 of the Internal Revenue Code while others provided for non-qualified stock options.

      Our eight stock option plans are as follows: the 1994 Employee Non-Qualified Stock Option Plan (the “1994 Plan”), the 1995 Qualified Employee Incentive Stock Option Plan (the “1995 Plan”), the 1996 Employee Non-Qualified Stock Option Plan (the “1996 Plan”), the 1997 Employee Incentive Stock Option Plan (the “1997 Plan”), the 1998 Non-Qualified Employee Stock Option Plan (the “1998 Plan”), the 1998 Qualified Employee Incentive Stock Option Plan (the “1998 ISO Plan”), the 1999 Plan, and the 2001 Broad-Based Plan. Each plan provides that the exercise price of the options granted will be issued at no less than the fair market value of the underlying common stock at the date of grant. A summary of our stock option plans is presented below:

	Shares
	Authorized
	for Issuance		Contractual Life
	Under Plan	Vesting Period	of Options

1994 Plan	125,000	100% upon grant	5 years from grant
1995 Plan	200,000	100% upon grant	5 years from grant
1996 Plan	400,000	100% upon grant	5 years from grant
1997 Plan	200,000	33.3% each year for first three years from grant	5 years from grant
1998 Plan	500,000	23% to 50% per year beginning one year from grant	5 years from grant
1998 ISO Plan	1,600,000	25% each year for first four years from grant	5 years from grant
1999 Plan	8,790,145	25% each year for first four years from grant	10 years from grant
2001 Broad-Based Plan	2,000,000	Discretion of the Board of Directors	10 years from grant

(1)	The administrative committee of the 1999 Plan and of the 2001 Broad-Based Plan is permitted to establish alternative vesting schedules.

(2)	The options issued in 2001 under the 2001 Broad-Based Plan have a vesting period of two to four years from grant.

      As of December 31, 2001, options to purchase an aggregate of 5,740,532 shares of common stock were outstanding under all the plans at a weighted average exercise price of $5.33 per share and 1,148,116 shares of common stock have been issued upon exercise of options granted under these plans. We are not authorized to issue any more options or other awards under any of these plans except the 2001 Broad-Based Plan and the 1999 Plan.

Limitation of Liability and Indemnification of Officers and Directors

      Our Certificate of Incorporation, as amended, provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted under Delaware law. Our Certificate of Incorporation, as amended, provides that our directors will not be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except if the director:

•	is liable under Section 174 of the Delaware General Corporation Law;

•	has breached the director’s duty of loyalty to the Company or our stockholders;

•	has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or

•	has derived an improper personal benefit.

      If Delaware law is amended to provide for further limitations on the personal liability of directors of corporations for breach of duty of care or other duty as a director, then the personal liability of the directors will be so further limited to the greatest extent permitted by Delaware law.

      We maintain a directors’ and officers’ liability insurance policy.

Compensation Committee Interlocks and Insider Participation

      The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2001: Messrs. Getsy, the chairman, Ms. Hilbert and Mr. Nemirovsky. Ms. Hilbert replaced Neil E. Cox as a member of the Compensation Committee after Mr. Cox’s resignation from the Board of Directors in June 2001. None of the members of the Compensation Committee is an executive officer of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

      The Compensation Committee of our Board of Directors has furnished the following report on executive compensation in accordance with the rules and regulations of the Commission. This report outlines the duties of the Compensation Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2001 compensation was determined for the executive officers of the Company.

      The Compensation Committee of the Board of Directors is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company’s stock option plans. The Compensation Committee’s overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company’s business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company’s long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company’s compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; (iv) retention agreements; and (v) other benefits. Each executive officer’s compensation package is designed to provide an appropriately-weighted mix of these elements which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

Compensation of Executive Officers Generally

      Base Salary. Base salary levels for each of the Company’s executive officers, including the chief executive officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Compensation Committee generally takes into account the Company’s past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities.

      In 2002, the Compensation Committee determined that no annual salary increases would be provided to the executive officers.

      Incentive Bonuses. The Compensation Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded only if the Company and the executives achieve or exceed certain pre-established performance objectives. In 2001, there were no bonuses paid to executives. In 2002, incentive bonuses will be based on the Company’s achievement of pre-established performance objectives.

      Retention Bonuses. Retention bonus agreements are used to provide additional financial incentive to retain key executives whose contributions are critical to the Company. The agreements generally provide for a bonus to be paid on each of two retention dates six months and one year from the date of the agreement. In the event of termination resulting in severance benefits, the executive is entitled to a prorated portion of the retention bonus. In 2001, three agreements were executed and no bonus payments were made. However, the Company will make retention bonus payments under these agreements during 2002.

      Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company and the Company’s financial performance. Stock options are designed to align the interests of the Company’s executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the common stock, and hence, the stockholders’ return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. Generally, ongoing option grants occur at year-end and in connection with promotions or an executive’s acceptance of significant new and additional responsibilities. During the fiscal year ended December 31, 2001, the Company granted options to purchase an aggregate of 1,044,080 shares of common stock to its current executive officers.

      Other Benefits. Benefits offered to the Company’s executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to the Company’s executive officers are substantially the same as those offered to all of the Company’s regular employees. In January 1994, the Company established a tax-qualified deferred compensation 401(k) Savings Plan (the “401(k) Plan”) covering all of the Company’s eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary reductions, up to 25% of their annual compensation subject to a statutory maximum. In 2000, the Company’s matching contribution was changed to 35% up to the first 8% contributed under the 401(k) Plan. In 2001, the Company continued to provide additional matching contributions in the amount of 35% up to the first 8% contributed under the 401(k) Plan. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company will be deductible by the Company when made.

Compensation of the Chief Executive Officer

      The Compensation Committee annually reviews the performance and compensation of the chief executive officer based on the assessment of his past performance and its expectation of his future contributions to the Company’s performance. James Daleen has served as the Company’s chief executive officer since our founding in 1989. In 2001, Mr. Daleen’s base salary was set at $328,900. The Compensation Committee believes the compensation paid to Mr. Daleen was reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

      Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. None of the compensation paid by the Company in 2001 was subject to the limitations on deductibility. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Compensation Committee

Stephen J. Getsy, Chairman
Paula J. Hilbert
Ofer Nemirovsky

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder requires our directors, executive officers and persons who own beneficially more than 10% of our common stock and persons who own beneficially more than 10% of our Series F preferred stock to file reports of ownership and changes in ownership of such stock with the Commission. Based solely upon a review of such reports, we believe that all our directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during the last fiscal year, with the exception of one late filing of a Form 3 by Jeanne Prayther, the Company’s chief financial officer and secretary.

STOCK PERFORMANCE GRAPH

      The following graph presents the Company’s total stockholder return of an investment of $100 in cash on October 1, 1999(1) for (i) the Company’s common stock, (ii) the Nasdaq Stock Market — U.S. Index (the “Nasdaq Index”)(2), and (iii) the Nasdaq Computer & Data Processing Services Stocks represented by companies in SIC code 737 (the “Computer & Data Processing Index”)(2). All values and returns assume reinvestment of the full amount of all dividends.

Comparison of Cumulative Total Return

For the Period From 10/1/99 Through 12/31/01
Among Daleen Technologies, Inc., the Nasdaq Index and
the Computer & Data Processing Index

(1)	The Company completed the initial public offering of its common stock on October 1, 1999. The Company’s 2001 fiscal year ended December 31, 2001. This “Performance Graph” assumes that $100 was invested on October 1, 1999 in the Company’s common stock at the Company’s initial public offering price of $12.00 per share and at the closing sales price for each index on that date. No cash dividends have been declared on the Company’s common stock. Stockholder returns over the indicated periods should not be considered indicative of future stockholder returns.

(2)	The Nasdaq Index and the Computer & Data Processing Index are calculated by the Center for Research in Securities Prices.

      The graph shown above plotted using the following data:

	10/1/99	12/31/99	3/31/00	6/30/00	9/29/00	12/29/00	3/31/01	6/30/01	9/30/01	12/31/01

Daleen Technologies, Inc.	$100.00	$182.29	$171.35	$128.65	$123.44	$31.25	$ 9.08	$ 6.83	$ 3.50	$ 2.92
Nasdaq Index	100.00	148.28	166.41	144.68	133.13	89.22	66.46	78.05	54.13	70.44
Computer and Data
Processing Index	100.00	169.38	167.49	136.84	126.63	78.34	53.72	65.60	40.86	59.31

      The information presented above was obtained by the Company from outside sources it considers to be reliable but has not been independently verified by the Company.

      The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Companies Associated with SAIC

      William A. Roper, Jr., who resigned as a member of our Board of Directors in March 2002, is a corporate executive vice president of Science Applications International Corporation (“SAIC”). SAIC Venture Capital Corporation, a wholly-owned subsidiary of SAIC, is a significant stockholder of the Company. Mr. Roper is the chairman of the board of SAIC Venture Capital Corporation. We derived $382,603 in 2000 and $36,893 in 2001 in revenue from SAIC pursuant to a license agreement between SAIC and the Company. In addition, SAIC owns 44% of all voting stock of Danet, Inc. (“Danet”) and 100% of the voting stock of Telcordia Technologies, Inc. (“Telcordia”). Danet is both a customer of ours as well as a distributor of our products. Sales to Danet for the years ended December 31, 1999, 2000 and 2001 amounted to $1,031,350, $0 and $7,688, respectively. We paid Danet, in its capacity as distributor of our products, $99,468, $144,862 and $249,018 for the years ended December 31, 1999, 2000 and 2001. We had a strategic alliance relationship with Telcordia in 2000 and 2001. We also entered into an OEM license agreement with Telcordia in July 2001 and a services agreement in December 2001. We did not receive any revenue from, or make any payments to, Telcordia in connection with the alliance relationship during 2000 or 2001. We derived revenue of $291,315 from Telcordia in 2001 as a result of the OEM license agreement and services agreement.

      SAIC Venture Capital Corporation also participated in the Private Placement as described below.

Private Placement Transaction

      On March 30, 2001, we entered into definitive agreements (collectively, the “Purchase Agreements”) for the sale (the “Private Placement”) of $27,500,000 of Series F preferred stock and Series F warrants. Pursuant to the terms of the Purchase Agreements, we consummated the Private Placement on June 7, 2001. We received net proceeds on June 7, 2001, of approximately $25.7 million from the Private Placement. The consummation of the Private Placement was subject to the receipt of approval from our stockholders, including approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 200 million shares and to create and designate the Series F preferred stock. Our stockholders approved the Private Placement and the related amendments to the certificate of incorporation at the Company’s annual meeting of stockholders on June 7, 2001.

      The offering and sale of the Series F preferred stock and Series F warrants was exempt from registration under the Securities Act of 1933, as amended, by virtue of Rule 506 of Regulation D promulgated thereunder.

      Pursuant to the Purchase Agreements, we issued and sold (i) an aggregate of 247,882 shares Series F preferred stock and (ii) Series F warrants to purchase an aggregate of 109,068 shares of Series F preferred stock, including Series F warrants that we issued to Robertson Stephens, Inc., which acted as our placement agent in the Private Placement. The purchase price per share of the Series F preferred stock (without giving effect to the allocation of any part of the purchase price to the Series F warrants) was $110.94 per share, which is equal to (A) $1.1094, the average closing price per share of our common stock during the ten trading days ending on March 30, 2001, the date of the Purchase Agreements, multiplied by (B) 100, the number of shares of common stock initially issuable upon conversion of a share of Series F preferred stock. Each share of Series F preferred stock, including the shares issuable upon exercise of the Series F warrants, are currently convertible into 122.4503 shares of common stock, or an aggregate of approximately 43,708,637 shares of common stock. As of April 1, 2002, 13,520 shares of Series F preferred stock have been converted to common stock resulting in the issuance of 1,655,528 shares of common stock.

      HarbourVest Partners VI — Direct Fund, L.P., a venture capital fund managed by HarbourVest Partners, LLC, purchased for an aggregate purchase price of $10 million, 90,139 shares of Series F preferred stock and Series F warrants for the purchase of 36,056 shares of Series F preferred stock. Harbourvest Partners, LLC, through the funds that it manages, including HarbourVest Partners V-Direct Fund, L.P., beneficially owns approximately 51.0% of our common stock as of April 1, 2002, assuming conversion of the Series F preferred stock and exercise of its warrants, including warrants to purchase 1,250,000 shares of our common stock. Ofer Nemirovsky, a director of the Company, is a managing director and a member of HarbourVest Partners, LLC.

      SAIC Venture Capital Corporation, a wholly-owned subsidiary of SAIC, purchased, for an aggregate purchase price of $7.5 million, 67,604 shares of Series F preferred stock and Series F warrants to purchase 27,042 shares of Series F preferred stock. SAIC Venture Capital Corporation beneficially owns 39.4% of our outstanding common stock as of April 1, 2002 assuming conversion of the Series F preferred stock and exercise of its Series F warrants. William A. Roper, Jr. is a corporate executive vice president of SAIC and chairman of the board of SAIC Venture Capital Corporation and was a director of the Company at the time of the Private Placement but has since resigned.

Loans to Executives

      In September 2000, the Company loaned Mr. Corey $64,777. Upon Mr. Corey’s resignation as an officer and director of the Company, he made a payment toward the promissory note and the note was amended to be non-recourse to Mr. Corey except to the extent of the collateral. Our Board of Directors considered and approved the loan requests and forms of the loan documents and the amendment to Mr. Corey’s promissory note. All principal and interest on Mr. Corey’s note is due in 2005.

      In January 2001, we loaned Mr. Daleen, our chairman, president and chief executive officer, and his wholly-owned limited partnership JDLP $1,237,823. The loan bears interest at a rate of 8.75% per annum. The principal and any unpaid accrued interest are payable in full January 31, 2006. The loan is secured by 901,941 shares of the Company’s common stock, and is non-recourse to Mr. Daleen and JDLP except to the extent of the collateral.

Other Transactions

      We entered into indemnification agreements with each of our executive officers and directors containing provisions that may require us to indemnify these individuals against liabilities that may arise by reason of their status or service as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceedings against them for which they could be indemnified.

Policy on Future Transactions

      Our Board of Directors has adopted a resolution providing that all transactions with related parties, including our officers, directors, principal stockholders or affiliates, must be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors, or a majority of the disinterested stockholders and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL 2

APPROVAL AND ADOPTION OF THE DALEEN TECHNOLOGIES, INC.

2001 BROAD-BASED STOCK INCENTIVE PLAN

      On July 18, 2001, the Board of Directors approved the 2001 Broad-Based Plan. 2,000,000 shares of the Company’s common stock were authorized for issuance under the 2001 Broad-Based Plan. For each option granted pursuant to the 2001 Broad-Based Plan, an equal number of shares will be reduced from the “evergreen” provision of the 1999 Plan. It is the Company’s intent that a majority of the stock incentives granted under the 2001 Broad-Based Plan be granted to employees other than directors and officers.

      On July 18, 2001, the Compensation Committee and the Board of Directors authorized the grant of options to purchase an aggregate of 1,403,250 shares of common stock to its employees under the 2001 Broad-Based Plan at the fair market value at date of grant. On December 31, 2001, the Compensation Committee and the Board of Directors authorized the issuance of options to purchase an aggregate of 399,500 shares of common stock to its employees under the 2001 Broad-Based Plan at the fair market value at date of grant. The vesting period for these options is at the discretion of the Board of Directors. The vesting period for the options issued in 2001 ranges from two to four years from date of grant. In the event our stockholders do not approve the 2001 Broad-Based Plan, each of these issued options remains outstanding but will be non-qualified stock options for purposes of the Internal Revenue Code. The text of the proposed 2001 Broad-Based Plan is set forth in Annex A to this Proxy Statement and is incorporated herein by reference.

      The following table sets forth the awards that have been made under the 2001 Broad-Based Plan to each of the Named Executive Officers, to all current executive officers as a group, to all directors as a group and to all employees as a group. Other benefits or amounts may be received by such individuals or others, but such amounts are not determinable.

		Number of Shares
	Dollar Value at	Underlying Options
Name and Position	Date of Grant(1)	Granted Under Plan

James Daleen	$27,631	100,000
Chairman of the Board, President and Chief Executive Officer
Jeanne Prayther	$71,715	142,375
Chief Financial Officer and Secretary
Steven Kim	$106,452	192,375
Executive Vice President of Products and Technologies
David B. Corey	—	—
Former President and Chief Operating Officer
Stephen M. Wagman	—	—
Former Chief Financial Officer, Treasurer and Secretary
All current executive officers (as a group)	$278,305	602,125
All current directors who are not executive officers (as a group)	—	—
All employees, including all current officers who are not executive officers (as a group)	$634,067	1,200,625

(1)	The Dollar Value for all options granted was estimated on the date of grant using the Black-Scholes Option Pricing Model with the following assumptions: (i) expected life 5 years, (ii) no dividends, (iii) risk-free interest rate of 4.24% and (iv) a volatility percentage of 106.4%.

Purpose of the 2001 Broad-Based Plan

      The purpose of the 2001 Broad-Based Plan is to promote the interests of the Company by providing the opportunity to purchase common stock of the Company or to receive compensation which is based upon appreciation in the value of the common stock of the Company to employees, directors, officers, consultants and advisors of the Company, in order to attract and retain such persons by providing an incentive to work to increase the value of the common stock of the Company and a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.

Administration of the 2001 Broad-Based Plan

      The Board of Directors and/or the Compensation Committee of the Board will administer the 2001 Broad-Based Plan. The Board of Directors and/or the Compensation Committee have the authority to interpret the 2001 Broad-Based Plan, and subject to certain restrictions, to take such other action in the administration and operation of the 2001 Broad-Based Plan as they deem equitable under the circumstances. The Board of Directors generally has discretion to determine the terms of option grants, restricted stock awards and stock appreciation rights. Option grants are subject to certain limitations, including the following:

•	the number of shares subject to options or stock appreciation rights granted to any one person in a year may not exceed an aggregate of 500,000 shares;

•	incentive stock options may only be granted to persons who are employees of the Company;

•	if an award is intended to be an incentive stock option, the option price per share may not be less than the fair market value of our common stock on the date of grant, and if the award is granted to a stockholder holding more than 10% of the combined voting power of all classes of our capital stock, the option price per share may not be less than 110% of the fair market value of our common stock on the date of the grant; and

•	the term of an incentive stock option may not exceed 10 years, or five years if granted to a stockholder owning more than 10% of the total combined voting power of all classes of stock.

Number of Shares of Common Stock Reserved for Issuance under the 2001 Broad-Based Plan

      The 2001 Broad-Based Plan has 2,000,000 shares of common stock reserved for issuance pursuant to awards granted under the 2001 Broad-Based Plan. For each option granted pursuant to the 2001 Broad-Based Plan, an equal number of shares will be reduced from the “evergreen” provision of the 1999 Plan.

Eligible Participants

      The Compensation Committee determines the class of persons eligible to participate under the 2001 Broad-Based Plan. The class of eligible participants shall include, but is not limited to, all employees, officers, directors, consultants and advisors of the Company. It is the Company’s intent that a majority of the stock incentives granted under the 2001 Broad-Based Plan be granted to employees other than directors and officers.

Types of Awards That Can Be Granted

      The 2001 Broad-Based Plan provides for the grant of four types of awards:

•	incentive stock options (if the 2001 Broad-Based Plan is approved by the stockholders within one year of adoption by the Board of Directors);

•	non-qualified stock options;

•	restricted stock awards; and

•	stock appreciation rights.

      In the event the stockholders of the Company do not approve the 2001 Broad-Based Plan within one year after its adoption by the Board of Directors, all previously issued incentive stock options will become non-qualified stock options.

Amendment or Termination of the 2001 Broad-Based Plan

      The Board of Directors may amend the 2001 Broad-Based Plan without the consent of the stockholders at any time, with certain restrictions, including the following:

•	to increase the number of shares of common stock reserved for issuance pursuant to awards under the 2001 Broad-Based Plan;

•	to extend the life of the 2001 Broad-Based Plan beyond 10 years;

•	to extend the maximum exercise period of any award; and

•	to change who is eligible to receive awards under the 2001 Broad-Based Plan.

Federal Income Tax Consequences

      Incentive Stock Options. An option holder has no tax consequences upon issuance or, generally, upon exercise of an incentive stock option (“ISO”). However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the option holder for the year in which the option is exercised, and thus may increase the federal income tax liability of the option holder as a result of the exercise of an ISO under the alternative minimum tax rules of the Internal Revenue Code. An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the common stock pursuant to the exercise of the ISO.

      If an option holder disposes of the common stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize ordinary income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. However, if the option holder is subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits rule), the option holder will recognize ordinary income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares as of a later date (such later date being the earlier of (1) the expiration of 6 months from the date of exercise, or (2) the first day on which the disposition of such property would not subject such option holder to suit under Section 16(b) of the Securities Exchange Act of 1934, unless the option holder makes a timely Internal Revenue Code § 83(b) election in which event the fair market value of the shares will be determined on the date of exercise) and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price. Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the holding period applicable to the long-term capital assets has been satisfied.

      For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of a nonqualified stock option (“NQSO”) or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option’s exercise) is considered exchanged under Internal Revenue Code § 1036 and the rulings thereunder. Accordingly, these new shares receive the same holding period and the same basis the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder’s holding period with respect to such shares commences upon exercise.

      An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the common stock subject to ISO’s which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a NQSO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of NQSO’s.

      There will be no tax consequences to the Company upon issuance or, generally, upon exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company generally will have a deduction in the same amount, provided the Company satisfies applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.

      Nonqualified Stock Options. Neither the Company nor the option holder has income tax consequences from the issuance of NQSO’s. Generally, in the tax year when an option holder exercises NQSO’s, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. However, if the option holder is subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits rule), the option holder recognizes ordinary income in the amount by which the fair market value of the shares determined as of a later date exceeds the option price for such shares, with such later date being the earlier of (i) the expiration of 6 months from the date of exercise, or (ii) the first day on which the disposition of such property would not subject such option holder to suit under Section 16(b) of the Securities Exchange Act of 1934, unless the option holder makes a timely Internal Revenue Code § 83(b) election, in which event the fair market value of the shares will be determined on the date of exercise. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the option holder in the Company’s tax year during which the option holder recognizes ordinary income, provided the Company satisfies applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.

      Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of the shares acquired through the exercise of a NQSO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the NQSO was exercised (or if the option holder was subject to Section 16(b) of the Securities Exchange Act of 1934 and did not make a timely Internal Revenue Code § 83(b) election, the fair market value on the delayed determination date, if applicable.

      Special rules apply to an employee who exercises a NQSO by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company. If an option holder exercises a NQSO by paying the option price with previously acquired common stock, the option holder will generally recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Internal Revenue Code §1036 and the rulings thereunder. Accordingly, no gain or loss is recognized upon the exchange, and the new shares received in the exchange obtain the same holding period and the same basis the option holder had in the old tendered shares. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

      The excess new shares received will obtain a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period for the excess new shares commences upon the exercise of the option.

      Stock Appreciation Rights. At the time a stock appreciation right (“SAR”) is granted, a SAR holder will recognize no taxable income, and there are no tax consequences to the Company. The SAR holder will recognize taxable income at the time the SAR is exercised in an amount equal to the amount of cash and the fair market value of the shares of the common stock received upon such exercise. However, if the SAR holder is subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits rule), the SAR holder will recognize taxable income at the time the SAR is exercise in an amount equal to the amount of cash received upon exercise and the fair market value (determined as of the earlier of (i) the expiration of 6 months from the date of exercise, or (ii) the first day on which the disposition of such property would not subject such SAR holder to suit under Section 16(b) of the Securities Exchange Act of 1934, unless the SAR holder makes a timely Internal Revenue Code § 83(b) election) of the common stock received upon such exercise. The income recognized on exercise of a SAR will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction with respect to the exercise of a SAR in an amount equal to the amount of ordinary income recognized by the SAR holder upon such exercise, provided the Company satisfies applicable federal income tax reporting requirements or the SAR holder actually reports such income on his or her federal income tax returns. Any gain or loss upon the disposition of the common stock acquired pursuant to the exercise of a SAR will qualify as short-term or long-term capital gain or loss depending on how long the SAR holder holds the common stock before such disposition.

      Restricted Stock. A holder of restricted stock will recognize income upon its receipt, but generally only to the extent that it is not subject to a substantial risk of forfeiture. If the restricted stock is subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become nonforfeitable during that year. If a holder of restricted stock cannot sell the common stock without being subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits rule), the common stock will be treated as subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse. That income generally will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the restricted stock, provided the Company satisfies applicable federal income tax reporting requirements or the holder of the restricted stock actually reports such income on his or her federal income tax return.

      Alternatively, a holder of restricted stock may make a timely Internal Revenue Code § 83(b) election to recognize ordinary income for the taxable year in which he receives an award of restricted stock in an amount equal to the fair market value of all shares of restricted stock awarded to him (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, a holder who has made such an election will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. A timely Internal Revenue Code § 83(b) election must be made within 30 days after the transfer of the restricted stock to the holder. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the holder at the time of his election, provided the Company satisfies applicable federal income tax reporting requirements or the employee actually reports such income on his or her federal income tax return.

      Cash dividends paid to a holder of restricted stock prior to the date the restricted stock is no longer subject to a substantial risk of forfeiture or is forfeited are treated as ordinary income of the holder of restricted stock in the year received. Depending upon the period shares of common stock are held after receipt by a holder of restricted stock, the sale or other taxable disposition of such shares will result in short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares generally (i) when the restricted stock is no longer subject to a substantial risk of forfeiture, or (ii) upon receipt if a timely Internal Revenue Code § 83(b) election was made with respect to the shares.

      Limitation on Company Deductions. Notwithstanding the preceding provisions, no federal income tax deduction is allowed for compensation paid to a “covered employee” in any taxable year of the Company beginning on or after January 1, 1994, to the extent that such compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of the Company and the four highest compensated officers of the Company, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to compensation that is commission based compensation, performance based compensation, compensation which would not be includable in an employee’s gross income, and compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter.

      Regulations indicate that compensation attributable to a stock option or a stock appreciation right generally will satisfy the limitation exception for performance based compensation if the grant or award is made by a “compensation committee” (a committee composed of “outside” directors), the plan under which the option or right is granted states the maximum number of shares with respect to which the options or rights may be granted during a specified period to any employee, and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. Stock options and stock appreciation rights granted under the 2001 Broad-Based Plan may possibly satisfy these requirements, depending upon the specific terms, provisions, restrictions and limitations of such options or rights.

      ERISA. The 2001 Broad-Based Plan is not, and is not intended to be, an employee benefit plan or tax-qualified retirement plan. The 2001 Broad-Based Plan is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Internal Revenue Code §401(a).

      THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 2001 BROAD-BASED PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S OR CONSULTANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

      The 2001 Broad-Based Plan will be fully adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Annual Meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted “FOR” adoption of the 2001 Broad-Based Plan. The Board has determined that the adoption of the 2001 Broad-Based Plan is in the best interest of the Company and its stockholders.

      The Board of Directors recommends a vote FOR the adoption of the 2001 Broad-Based Plan.

INFORMATION REGARDING OUR INDEPENDENT ACCOUNTANTS

      On April 9, 2002, our Board of Directors approved the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2002. The appointment of this firm was recommended to our Board of Directors by our Audit Committee. KPMG LLP has been our independent accountants since 1993.

      A representative of KPMG LLP is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by our independent auditors for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as well as for the review of our financial statements included in our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001, totaled $155,000 (excluding expenses reimbursed by us).

Financial Information Systems Design and Implementation Fees

      No fees other than those described above under the caption “Audit Fees” and those described below under the caption “All Other Fees” were billed to us by KPMG LLP for professional services in the fiscal year ended December 31, 2001.

All Other Fees

      The aggregate fees billed by KPMG LLP for professional services rendered other than as stated above under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees” above totaled $154,000 in fiscal 2001. They pertain to the following:

Tax compliance services	$64,000
401(k) Plan Audit	$20,000
Securities Exchange Act Filings	$70,000

      The Audit Committee considers the provision of these services to be compatible with maintaining the independence of KPMG LLP.

OTHER MATTERS

      Proposals Intended to be Presented at Next Annual Meeting. Rules of the Commission and our Bylaws require that any proposal by a stockholder for consideration at the 2003 annual meeting of Stockholders must be received by us no later than December 30, 2002, if any such proposal is to be eligible for inclusion in our proxy materials for, and to be presented for consideration at, our 2003 annual meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

      Other Matters. We know of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their own discretion.

      Annual Report. A copy of our 2001 Annual Report to stockholders is being delivered to each stockholder with this Proxy Statement. We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2001, without charge, to any stockholder who makes a written request to Jeanne Prayther, Secretary, Daleen Technologies, Inc., 902 Clint Moore Road, Suite 230, Boca Raton, FL 33487.

BY ORDER OF THE BOARD OF DIRECTORS,

JEANNE PRAYTHER
Secretary

ANNEX A

DALEEN TECHNOLOGIES, INC.

2001 BROAD-BASED STOCK INCENTIVE PLAN

SECTION 1.

PURPOSE

      The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares or to receive compensation which is based upon appreciation in the value of Shares to Employees and Key Persons, in order to attract and retain such persons by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights to aid the Company in obtaining these goals. It is the Company’s intent that a majority of the Stock Incentives granted under this Plan be granted to Employees other than Directors and Officers.

SECTION 2.

DEFINITIONS

      When used herein with an initial capital letter, each term set forth in this Section shall have the meaning set forth opposite such term and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

      2.1     Board means the Board of Directors of the Company.

      2.2     Code means the Internal Revenue Code of 1986, as amended.

      2.3     Committee means the Compensation Committee of the Board.

      2.4     Common Stock means the common stock of the Company.

      2.5     Company means Daleen Technologies, Inc., a Delaware corporation, and any successor to such organization.

      2.6     Director means a member of the Board.

      2.7     Employee means an employee of the Company, a Subsidiary or a Parent.

      2.8     Exchange Act means the Securities Exchange Act of 1934, as amended.

      2.9     Exercise Price means the price which shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

      2.10     Fair Market Value of each Share on any date shall mean the following:

(a) Stock Listed and Shares Traded. If Shares are listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on The Nasdaq National Market on the date of determination, the Fair Market Value per share shall be the closing price of a Share on said national securities exchange or The Nasdaq National Market on the date of determination. If the Shares are traded in the over-the-counter market, the Fair Market Value per Share shall be the average of the closing bid and asked prices on the date of determination.

(b) Stock Listed But No Shares Traded. If the Shares are listed on a national securities exchange or on The Nasdaq National Market but no Shares are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Shares on the most recent date before the date of determination. If the Shares are regularly traded in the over-the-counter market but no Shares are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were Shares traded on dated with a reasonable period before the date of determination the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

(c) Stock Not Listed. If the Shares are not listed on a national securities exchange or The Nasdaq National Market and are not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Shares from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Shares to the extent they are representative.

The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

      2.11     Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

      2.12     ISO means an option granted under this Plan to purchase Shares which is intended by the Company to satisfy the requirements of Code § 422 as an incentive stock option.

      2.13     Key Person means (i) a member of the Board who is not an Employee, (ii) a consultant, distributor or other person who has rendered or committed to render valuable services to the Company, a Subsidiary or a Parent, (iii) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (iv) a person who has extended credit to the Company. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations and other entities.

      2.14     Non-ISO means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code § 422.

      2.15     Officer shall have the meaning ascribed to it in Rule 16(a)-1(f) promulgated under the Exchange Act.

      2.16     Option means an ISO or a Non-ISO.

      2.17     Outside Director means a Director who is not an Employee and who qualifies as (1) a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (2) an “outside director” under Code § 162(m) and the regulations promulgated thereunder.

      2.18     Parent means any corporation which is a parent of the Company (within the meaning of Code § 424).

      2.19     Participant means an individual who receives a Stock Incentive hereunder.

      2.20     Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code § 162(m).

      2.21     Plan means the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan, as such may be amended from time to time.

      2.22     Share means a share of the Common Stock of the Company.

      2.23     Stock Incentive means an ISO, a Non-ISO, a Restricted Stock Award or a Stock Appreciation Right.

      2.24     Stock Incentive Agreement means an agreement between the Company and a Participant evidencing an award of a Stock Incentive.

      2.25     Subsidiary means any corporation which is a subsidiary of the Company (within the meaning of Code § 424(f)).

      2.26     Surrendered Shares means the Shares described in Section 8.2 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 8.

      2.27     Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Code § 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

SECTION 3.

SHARES SUBJECT TO STOCK INCENTIVES

      The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed two million (2,000,000). Such Reserved Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an ISO or a Non-ISO under Section 8 shall not again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Options or Stock Appreciation Rights covering an aggregate number of Shares in excess of five hundred thousand (500,000) in any calendar year.

SECTION 4.

EFFECTIVE DATE

      The effective date of this Plan, as documented hereby, shall be the date it is adopted by the Board, as noted in resolutions effectuating such adoption. In the event that the shareholders of the Company do not approve this Plan in accordance with Code § 422 and the regulations thereunder within twelve (12) months after such effective date, any outstanding ISO’s shall automatically convert into Non-ISO’s on the first anniversary of the effective date.

SECTION 5.

ADMINISTRATION

      5.1     General Administration. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, on each affected Employee or Key Person, and on each other person directly or indirectly affected by such actions.

      5.2     Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Key Persons who shall participate in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Further, the Board may make all other determinations which may be necessary or advisable for the administration of the Plan.

      5.3     Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee (the Compensation Committee) appointed by the Board consisting of not less than two (2) directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives which will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

      5.4     Decisions Binding. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Key Persons, Participants, and their estates and beneficiaries.

SECTION 6.

ELIGIBILITY

      Employees and Key Persons selected by the Board shall be eligible for the grant of Stock Incentives under this Plan, but no Employee or Key Person shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Employee or Key Person. Only Employees shall be eligible to receive a grant of ISO’s. It is the Company’s intent that a majority of the Stock Incentives granted under this Plan be granted to Employees other than Directors and Officers.

SECTION 7.

TERMS OF STOCK INCENTIVES

      7.1     Terms and Conditions of All Stock Incentives.

(a) The Board, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives. Stock Incentives shall be granted to Employees or Key Persons selected by the Board, and the Board shall be under no obligation whatsoever to grant Stock Incentives to all Employees or Key Persons, or to grant all Stock Incentives subject to the same terms and conditions.

(b) The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of shares available for grants under the Plan.

(c) Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company and the Participant, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine.

(d) The date a Stock Incentive is granted shall be the date on which the Board has approved the terms and conditions of the Stock Incentive Agreement and has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

      7.2     Terms and Conditions of Options. Each grant of an Option shall be evidenced by a Stock Incentive Agreement which shall:

(a) specify whether the Option is an ISO or Non-ISO; and

(b) incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year.

      In determining Employee(s) or Key Person(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Employee or Key Person, the present and potential contributions of the Employee or Key Person to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee or Key Person who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

(a) Exercise Price. Subject to adjustment in accordance with Section 11 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. If a Stock Incentive is a Non-ISO, the Exercise Price for each Share shall be no less than the minimum price required by applicable state law, or by the Company’s governing instrument, or $0.01, whichever price is greater. Any Stock Incentive intended to meet the Performance-Based Exception must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto.

(b) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:

(i) make an Option exercisable before the date such Option is granted; or

(ii) make an Option exercisable after the earlier of:

(A) the date such Option is exercised in full, or

(B) the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a Non-ISO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

A Stock Incentive Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability; provided, however, in no event may an Option which is an ISO provide for the exercise of the Option later than ninety (90) days following a termination of employment or later than one year following a termination of employment on account of disability. The Employee’s rights, if any, upon termination of employment will be set forth in the applicable Stock Incentive Agreement.

(c) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless prohibited by the Stock Incentive Agreement, by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., “mature shares” for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless prohibited by the Stock Incentive Agreement, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

Notwithstanding the above, and in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Stock Incentive Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and which shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Board) as the Board shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

(d) Conditions to Exercise of an Option. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that unless otherwise specified in the applicable Stock Incentive Agreement, each Option shall vest and become exercisable based on the Participant’s continued service over a four-year period, with the Option vesting as to one-fourth (1/4) of the underlying Shares on each of the first four (4) anniversaries of the date of grant. Notwithstanding anything else contained herein, subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(e) Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant, or in the event of the disability of the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, a Non-ISO may also be transferred as a bona fide gift to one or more members of the Optionee’s family or to a trust for the benefit of one or more family members, in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and the Exercise and Shareholder Agreement provided by the Company in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Optionee shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and the Exercise and Shareholder Agreement.

(f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

      7.3     Terms and Conditions of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of: (I) the Fair Market Value of a specified number of Shares at the time of exercise, over (II) a specified price which shall be not less than the Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right not less than one hundred percent (100%) of the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(a) Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Board may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part.

(c) Transferability of Stock Appreciation Rights. Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Stock Incentive Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Stock Appreciation Right, such Stock Appreciation Right may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. Notwithstanding the foregoing, a Stock Appreciation Right which is granted in connection with the grant of a Non-ISO may be transferred, but only with the Non-ISO and only as a bona fide gift, to one or more members of the Optionee’s family or to a trust for the benefit of one or more family members, in which case the transferee shall be subject to all provisions of the Plan and the Stock Incentive Agreement. In the event of such a gift, the Optionee shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan and the Stock Incentive Agreement. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant shall be determined by the Board in its sole and absolute discretion.

      7.4     Terms and Conditions of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and receive dividends during the periods of restriction to the same extent as holders of unrestricted Common Stock. The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Participant. The Board may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the Shares awarded determined at the date of grant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

SECTION 8.

SURRENDER OF OPTIONS

      8.1     General Rule. The Board, acting in its absolute discretion, may incorporate a provision in a Stock Incentive Agreement to allow an Employee or Key Person to surrender his or Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

(a) the Fair Market Value of the Shares subject to such Option exceeds Exercise Price for such Shares, and

(b) the Option to purchase such Shares is otherwise exercisable.

      8.2     Procedure. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Incentive Agreement to the Board, together with a statement signed by the Participant which specifies the number of Shares (“Surrendered Shares”) as to which the Participant surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

      8.3     Payment. A Participant in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Board, acting in its absolute discretion, can approve or disapprove a Participant’s request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Board deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Board’s discretion) in cash in lieu of any fractional Shares.

      8.4     Restrictions. Any Stock Incentive Agreement which incorporates a provision to allow a Participant to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Board deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

SECTION 9.

SECURITIES REGULATION

      Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the surrender or exercise of a Stock Incentive, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of a Stock Incentive granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

SECTION 10.

LIFE OF PLAN

      No Stock Incentive shall be granted under this Plan on or after the earlier of:

(a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Stock Incentives have been surrendered or exercised in full or no longer are exercisable, or

(b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the surrender or exercise of Stock Incentives granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

SECTION 11.

ADJUSTMENT

      The number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares which may be granted during a calendar year to any individual under Section 3 of this Plan, the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code § 424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options in the event of any corporate transaction described in Code § 424(a) which provides for the substitution or assumption of such Stock Incentives. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

SECTION 12.

SALE OR MERGER OF THE COMPANY

      In the event that the Company undergoes a Change of Control (as defined below), and, within twelve (12) months following such Change of Control, (a) a Participant’s employment (as used in this Section 12, “employment” shall also include providing services as a Director, consultant or advisor) with the Company, a Parent or a Subsidiary (or a successor entity) is terminated by the Company, a Parent or Subsidiary (or a successor entity) for any reason other than Cause (as defined below), or (b) the Participant’s employment terminates by reason of a Constructive Discharge, then the vesting schedule of each outstanding Stock Incentive held by such Participant shall be accelerated by a period of two (2) years, or until such Stock Incentive is fully vested if vesting would occur within such two year period.

      For purposes of this Section 12, a “Change of Control” shall be deemed to occur (I) if the Company agrees to sell or transfer in a single transaction or a series of related transactions (a) 80% or more of its capital stock, or (b) eighty percent (80%) or more of its assets (as reflected on the Company’s most recent audited balance sheet) and substantially all material customer agreements, for cash or property, or for a combination of cash and property, or (II) if the Company agrees to any merger, consolidation, reorganization, division or other transaction (whether in a single transaction or a series of related transactions) in which eighty percent (80%) or more of the Company’s issued and outstanding voting stock is converted into another security or into the right to receive securities or property (except a consolidation or merger into a subsidiary of the Company or merger in which the Company is the surviving corporation and the holders of the Company’s voting stock outstanding immediately prior to the transaction hold at least 19.9% of the voting stock outstanding immediately following the transaction) or (III) upon the sale or transfer, in a single transaction or in a series of related transactions, by the Company’s stockholders to a single entity, person or group (as defined below) of more than 80% in voting power of the Company’s capital stock . A public offering of the Company’s Common Stock in which a registration statement covering such offering is declared effective by the Securities and Exchange Commission, or a private or public offering of securities by the Company in which no single entity, person or group (as defined below) acquires eighty percent (80%) or more of the voting securities of the Company, shall not be deemed to constitute a Change of Control. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring the voting securities of the Company or its successors, such persons shall be deemed to constitute a “group” for purposes of this Section 12.

      For purposes of this Section 12, “Cause” shall mean an act or acts by a Participant involving (a) the use for profit or willful disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary in violation of company policy or company agreements with such persons protecting such matters, (b) the material and willful breach of any written contract between the holder of the Participant and the Company, a Parent or a Subsidiary, (c) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (d) a felony conviction for or pleading nolo contendre to a felony, or (f) conviction of embezzlement, fraud, or other criminal acts (other than traffic violations and similar misdemeanors).

      For purposes of this Section 12, “Constructive Discharge” means a termination of employment by a Participant within thirty (30) days following notice to the Participant of any of the following:

(a) Forced Relocation or Transfer. The Participant may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent on the Participant being transferred to a site of employment that is located more than fifty (50) miles from the Participant’s current site of employment. For this purpose, a Participant’s site of employment shall be the site of employment to which the Participant is assigned as his or her home base, from which the Participant’s work is assigned, or to which the Participant reports.

(b) Decrease in Salary or Potential Bonus. The Participant may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Participant’s acceptance of (i) a salary or wage rate which is less than the Participant’s prior salary or wage rate, or (ii) a reduction in the bonus or incentive compensation that the Participant has the opportunity to receive pursuant to a plan or agreement approved by the Board (“Target Bonus”), with Target Bonus defined as a percentage of base salary or base compensation plus any additional performance overachievement component provided pursuant to such plan or agreement. Notwithstanding the foregoing, the Board shall have the authority on an annual basis to change the performance criteria set forth in any such plan or agreement pursuant to which a Participant’s Target Bonus is determined and such action shall not constitute a “Constructive Discharge.”

(c) Significant and Substantial Reduction in Benefits. The Participant may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Participant’s acceptance of a reduction in the pension, welfare or fringe benefits provided which is both significant and substantial when expressed as a dollar amount or when expressed as a percentage of the Participant’s cash compensation. The determination of whether a reduction in pension, welfare or fringe benefits is significant and substantial shall be made on the basis of all pertinent facts and circumstances, including the entire benefit (pension, welfare and fringe) package provided to the Participant, and any salary or wages paid to the Participant. However, notwithstanding the preceding, any modification or elimination of benefits which results solely from the provision of new benefits to an Participant by a successor employer as a result of a change of the Participant’s employment from employment with the Company, a Parent or a Subsidiary to employment with such successor shall not be deemed a Significant and Substantial Reduction in Benefits where such new benefits are identical to the benefits provided to similarly situated employees of the successor.

(d) Significant Diminution of Duties. Without the Participant’s consent, the Participant’s duties and responsibilities as an employee are significantly reduced or altered such that the Participant’s duties and responsibilities are not comparable in scope or type to the Participant’s duties and responsibilities prior to the Change of Control.

(e) Company’s Breach of Employment Agreement. The Company (or a successor employer) materially breaches the terms of any written employment agreement or comparable agreement that is in place between the Company and the Participant, and the Company fails to remedy such breach following notice of breach from the Participant and a reasonable opportunity to cure.

SECTION 13.

AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company: (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 11, (b) to extend the maximum life of the Plan under Section 10 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Employees or Key Persons eligible for Stock Incentives under Section 6. The Board also (1) may suspend the granting of Stock Incentives under this Plan at any time, (2) may terminate this Plan at any time, and (3) may amend any outstanding Stock Incentive previously granted under this Plan at any time (for example, to accelerate the vesting provisions thereof or to extend the term of a Stock Incentive); provided, however, the Board shall not have the right to modify, amend or cancel any Stock Incentive granted under this Plan unless: (I) the Participant consents in writing to such modification, amendment or cancellation, (II) there is a dissolution or liquidation of the Company or a transaction described in Section 11 or Section 12, or (III) the modification, amendment or cancellation would not adversely affect, in any way, the rights of a Participant owning such outstanding Stock Incentive without the written consent of such Participant. To the extent that the material terms (within the meaning of Treas. Reg. § 1.162-27(e)(4)) of the Plan would be modified by the Board but shareholders approval would not be required by the foregoing provisions of this Section, the Board may, in its sole discretion, nonetheless determine that approval of the shareholders of the Company is desired.

SECTION 14.

MISCELLANEOUS

      14.1     Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise or surrender of such Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

      14.2     No Guarantee of Continued Relationship. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement which evidences his or her Stock Incentive.

      14.3     Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Stock Incentive, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. Whenever Shares are to be issued or cash paid to a Participant upon exercise of an Option, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option, an amount sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

      14.4     Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option which is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to income tax withholding by the Company on the compensation income recognized by Participant from any such early disposition by either (or both) his payment to the Company in cash or his payment out of the current wages or earnings otherwise payable to him by the Company, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option which is an ISO on the Participant’s express written agreement with these provisions of this Plan.

      14.5     Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

      14.5     Construction. This Plan shall be construed under the laws of the State of Delaware.

DALEEN TECHNOLOGIES, INC.
COMMON STOCK PROXY

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Jeanne Prayther and Phil Davis, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of common stock of Daleen Technologies, Inc. held of record by the undersigned on April 19, 2002, at the Annual Meeting of Stockholders to be held on June 11, 2002, or any adjournment thereof, as designated hereon and in their discretion as to other matters.

    Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

    PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING ☐

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

(Please date and sign on reverse)

(Continued on reverse side)

    Proposal 1 — Election of the following Nominees as Directors with terms expiring in the year shown:

NOMINEES:	JAMES DALEEN (2005)	OFER NEMIROVSKY (2005)	STEPHEN J. GETSY (2004)

FOR all Nominees listed (except as marked to the contrary)  ☐      WITHHELD For all Nominees listed ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.)

    Proposal 2 — Approval and adoption of the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.
Dated:

Signature:

Signature if held jointly:
Please date, sign and return in the enclosed envelope.

DALEEN TECHNOLOGIES, INC.

SERIES F CONVERTIBLE PREFERRED STOCK PROXY

This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Jeanne Prayther and Phil Davis, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Series F convertible preferred stock of Daleen Technologies, Inc. held of record by the undersigned on April 19, 2002, at the Annual Meeting of Stockholders to be held on June 11, 2002, or any adjournment thereof, as designated hereon and in their discretion as to other matters.

    Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

    PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING ☐

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

(Please date and sign on reverse)

(Continued on reverse side)

    Proposal 1 — Election of the following Nominees as Directors with terms expiring in the year shown:

NOMINEES:	JAMES DALEEN (2005)	OFER NEMIROVSKY (2005)	STEPHEN J. GETSY (2004)

FOR all Nominees listed (except as marked to the contrary) ☐      WITHHELD For all Nominees listed ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.)

    Proposal 2 — Approval and adoption of the Daleen Technologies, Inc. 2001 Broad-Based Stock Incentive Plan

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.
Dated:

Signature:

Signature if held jointly:
Please date, sign and return in the enclosed envelope.